     As filed with the Securities and Exchange Commission on August 8, 2000
                                                       Registration No. 333-____

================================================================================
                                   FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 INNERDYNE, INC.

               (Exact name of issuer as specified in its charter)


                            DELAWARE                                                           87-0431168
(State or other jurisdiction of incorporation or organization)                  (I.R.S. employer identification number)

                    1244 Reamwood Avenue, Sunnyvale, CA 94089
               (Address of principal executive offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                        2000 DIRECTORS' STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

            William G. Mavity
  President and Chief Executive Officer
             INNERDYNE, INC.                                                         Copy to:
           1244 Reamwood Avenue
       Sunnyvale, California 94089                                             Alan Talkington, Esq.
 (Name and address of agent for service)                                Orrick, Herrington & Sutcliffe LLP
                                                                                400 Sansome Street

             (408) 745-6010                                              San Francisco, California 94111
(Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED MAXIMUM
                                             AMOUNT TO BE     OFFERING PRICE PER        PROPOSED MAXIMUM               AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED(1)           SHARE           AGGREGATE OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 1996 Stock Option Plan:                   1,500,000 shares         $7.36 (2)           $11,040,000.00 (2)            $2,914.56
     Common Stock*
------------------------------------------------------------------------------------------------------------------------------------
 2000 Directors' Option Plan:               100,000 shares          $7.36 (2)             $736,000.00 (2)               $194.30
     Common Stock*
------------------------------------------------------------------------------------------------------------------------------------
 2000 Employee Stock Purchase Plan:         200,000 shares          $6.26 (3)            $1,252,000.00 (3)              $330.53
     Common Stock*
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of $7.36 per share, the average of the high and low prices for the Common Stock on August 7, 2000 as reported by the NASDAQ Stock Exchange.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of $6.26 per share, the average of the high and low prices for the Common Stock on August 7, 2000 as reported by the NASDAQ Stock Exchange, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

* Associated with the Common Stock are Preferred Share Purchase Rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement:

     (a) The latest annual report of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

     (c) The description of the Registrant's common stock contained in the registration statements filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that information.

     All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Inapplicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8. EXHIBITS.

 5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1     Consent of Independent Auditors.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
         Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney (included on signature page).


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 8, 2000.

                                       INNERDYNE, INC.
                                       (Registrant)


                                       By  /s/ William G. Mavity
                                         ---------------------------------------
                                         William G. Mavity
                                         President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Mavity, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                  DATE
---------                                  -----                                  ----
Principal Executive, Financial and
Accounting Officer:

     /s/ William G. Mavity                President and Chief                    August 8, 2000
--------------------------------------    Executive Officer; Acting Chief
       William G. Mavity                  Financial Officer

SIGNATURE                                 TITLE                                   DATE
---------                                 -----                                   ----
Directors:

        /s/ Edward W. Benecke              Director                               August 8, 2000
--------------------------------------
          Edward W. Benecke


        /s/ Robert M. Curtis               Director                               August 8, 2000
--------------------------------------
          Robert M. Curtis


          /s/ John A. Hinds                Director                               August 8, 2000
--------------------------------------
            John A. Hinds


        /s/ William G. Mavity              Director                               August 8, 2000
--------------------------------------
          William G. Mavity


         /s/ Steven N. Weiss               Director                               August 8, 2000
--------------------------------------
           Steven N. Weiss

A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX

Exhibit
  No.
-------
 5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1       Consent of Independent Auditors.

23.2       Consent of Orrick,  Herrington & Sutcliffe  LLP is included in
           Exhibit 5.1 to this Registration Statement.

24.1       Power of Attorney (included on signature page).


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